As filed with the Securities and Exchange Commission on March 23, 2021 Registration No. 333-253981___

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
Amendment No. 1 to FORM S-3
REGISTRATION STATEMENT
Under The Securities Act of 1933
____________________
SOCKET MOBILE, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware	94-3155066
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
39700 Eureka Drive Newark, CA 94560 (510) 933-3000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
____________________
Lynn Zhao Chief Financial Officer Socket Mobile, Inc. 39700 Eureka Drive Newark, CA 94560 (510) 933-3016
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies to:
Herbert P. Fockler, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300
____________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_]                                                 Accelerated filer [_]

Non-accelerated filer [_]                                                   Smaller reporting company [X]

                                                                                                     Emerging growth company [_]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  [_]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 23, 2021

PROSPECTUS

234,332 Shares

Socket Mobile, Inc.

Common Stock

____________________

This prospectus relates to 234,332 shares of our Common Stock which may be sold from time to time by the stockholder set forth in the “Selling Stockholder” section of this prospectus. The shares offered by this prospectus consist of 184,332 shares of Common Stock held by the selling stockholder and 50,000 shares of Common Stock issuable upon the exercise of a 10-year warrant held by the selling stockholder.

The prices at which the selling stockholder or its transferees may sell the shares may be determined by the prevailing market prices for the shares or in negotiated transactions. We will not receive any proceeds from the sale of the shares offered by this prospectus.

Our Common Stock is quoted on the Nasdaq Capital Market under the symbol “SCKT.” On March 19, 2021, the last reported sale price for our Common Stock on the Nasdaq Capital Market was $9.45 per share.

Investment in the securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and “Item 1A. Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference into this prospectus.

____________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 23, 2021.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should read the entire prospectus carefully, especially the risks of investing in our Common Stock discussed under “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Socket Mobile, Inc.,” “the Company,” “we,” “our” and “us” refer, collectively, to Socket Mobile, Inc., a Delaware corporation.

The Company

We are a leading innovator of data capture and delivery solutions for enhanced productivity in workforce mobilization. Our products are incorporated into mobile applications used in point of sale (POS), commercial services (field workers), asset tracking, manufacturing process and quality control, transportation and logistics (goods tracking and movement), event management (ticketing, entry, access control, and identification), medical and education. Our primary products are cordless data capture devices incorporating barcode scanning or RFID/Near Field Communications (NFC) technologies that connect over Bluetooth. All products work with applications running on smartphones, mobile computers and tablets using operating systems from Apple® (iOS), Google™ (Android™) and Microsoft® (Windows®). We offer an easy-to-use software developer kit (Capture SDK) to application developers, which enables them to provide their users with our advanced barcode scanning and RFID/NFC features. Our products are integrated in their application solutions and are marketed by the application developers or the resellers of their applications. The number of our registered developers for data capture applications continues to grow.

Companion SocketScan family. Our Companion SocketScan family consists of the ergonomic and independent S700 series, including 1D Linear Imaging (S700), 1D Laser (S730), 1D/2D Universal Barcode (S740) and 1D/2D/MRZ Ultimate Barcode Scanner(S760), available in multiple vivid colors: blue, green, red, white, yellow and black.

Companion DuraScan Family. Our DuraScan® 700 Series Linear Barcode Scanner (D700), Laser Barcode Scanner (D730) and Universal Barcode Scanner (D740, D745, D750, D755, D760), are designed to be durable barcode scanners with IP54-rated outer casing to withstand tougher environments. Universal Barcode Scanners (D740, D750, D760) read all common 1D, stacked, 2D and postal codes. D740 is priced competitively with a 1D barcode scanner, making D740 the affordable 2D option available in the market. D760 includes MRZ (machine-readable zone) support, making it capable of scanning passports, visas and other travel documents. D745 and D755 are medical-grade, universal scanners.

Attachable Family. Our attachable scanners include DuraSled and SocketScan 800 Series scanners. DuraSled is a barcode scanning sled designed for durability. It combines a phone with a scanner to create a one-handed solution. DuraSled protects phones from impact damage and provides a robust charging solution for all environments. It is easy-to-use and ideal for delivery services, stock counting, ticketing and other application-driven, mobile solutions. The DuraSled series is compatible with iPod, iPhone Samsung and Windows devices. Additionally, SocketScan 800 Series cordless barcode scanners, 1D linear imaging (S800) and 2D (S840, S860) are attachable to smartphones, tablets and other mobile devices with an easily detachable clip or DuraCase, creating a one-handed solution. S860 includes MRZ (machine-readable zone) support, making it capable of scanning passports, visas and other travel documents in addition to barcodes. SocketScan 800 Series scanners may be used stand-alone as well.

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Contactless RFID/NFC reader writer.  Our contactless product line includes D600 and S550. The D600, an ergonomically handheld model with IP54-rated outer casing, can read and write many different types of electronic SmartTags or transfer data with near field communication. The S550, a contactless membership card reader/writer, is designed to facilitate tap-and-go smart card and NFC applications. It combines the latest 13.56 MHz contactless technology with Bluetooth LE connectivity

Software Developer Kit (Capture SDK). Our Software Developer Kit (Capture SDK) supports all our data capture devices with a single integration, making it easier for a developer to integrate our data capture capabilities into their application. With the installation of our data capture software, the developers’ customers can choose any of our products that work best for them. Our Capture SDK enables the developer to modify captured data, control the placement of the barcoded or RFID data in their application, and control the feedback to the user that the transaction and transmission was successfully completed. Our Capture SDK also supports the built-in camera in a customer’s smartphone or tablet to be used for occasional or lower volume data collection requirements. The Capture SDK uses tools integrated with software building environments such as CocoaPods, Maven and NuGet, adds support for high level frameworks such as Xamarin, Cordova and Java, and adds other features to make it easier for developers to integrate our data capture software into their applications.

We design our own products and are responsible for all associated test equipment. We use third party contract manufacturers to make many components. We perform final product assembly, test and packaging at, and distribute our products from, our Newark, California facility. We offer our products worldwide through two-tier distribution enabling customers to purchase from large numbers of on-line resellers around the world including application developers who resell their own solutions along with our data capture products. We believe growth in mobile applications and the mobile workforce are resulting from technical advances in mobile technologies, cost reductions in mobile devices and the growing adoption by businesses of mobile applications for smartphones and tablets, building a growing demand for our products. Our data capture products address the need for speed and accuracy by today’s mobile workers and by the systems supporting those workers, thereby enhancing their productivity and allowing them to exploit time sensitive opportunities and improve customer satisfaction.

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Corporate Information

We were founded in March 1992 as Socket Communications, Inc. and reincorporated in Delaware in 1995 prior to our initial public offering in June 1995. We have financed our operations since inception primarily from the sale of equity capital or convertible debt and a receivables-based revolving line of credit with our bank. We began doing business as Socket Mobile, Inc. in January 2007 to better reflect our market focus on the mobile business market and changed our legal name to Socket Mobile, Inc. in April 2008. Our common stock trades on the Nasdaq Capital Market under the symbol “SCKT”. Our principal executive office is located at 39700 Eureka Drive, Newark, CA 94560, and our phone number is (510) 933-3000. Our Internet home page is located at http://www.socketmobile.com; however, the information on, or that can be accessed through, our home page is not part of this Registration Statement. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to such reports are available free of charge on or through our Internet home page as soon as reasonably practical after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

2021 Technology Transfer Agreement

On February 26, 2021, we entered into the 2021 Technology Transfer Agreement (the “Agreement”) with SpringCard SAS (“SAS”), pursuant to which we acquired a perpetual, royalty-free license to SAS’ core contactless technology for use in our products.

Under the terms of the Agreement, SAS received (i) $2,000,000 in shares of our Common Stock valued at $10.85 per share or 184,332 shares, subject to a collar whereby, if SAS sells any such shares, up to an aggregate of 92,166 shares, within 14 days following the stock transfer date (as defined in the Agreement), at a gross sale price less than $10.00 per share, we will pay SAS in cash the lesser of $350,000 or a collar payment equal to the difference between such gross sale price and $10.00 per share; and (ii) a 10-year warrant to purchase up to an aggregate of 50,000 shares of our Common Stock at the price of $10.85 per share (the “Warrant”). The Warrant is divided into four equal lots of 12,500 shares each, with each lot exercisable on or after each of the following dates until the expiration date of warrant: January 1, 2022, January 1, 2023, January 1, 2024, and January 1, 2025.

In connection with the 2021 Technology Transfer Agreement, we agreed to register the resale of the shares of Common Stock issued to SAS and the shares of Common Stock issuable upon exercise of the Warrant.

We are now registering for resale under this prospectus the shares of Common Stock issued to SAS and the current maximum number of shares of Common Stock issuable to SAS upon exercise of the Warrant, plus an indeterminate number of additional shares of Common Stock as may from time to time be issued or issuable with respect to the foregoing securities as a result of stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events.

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The Offering

Common Stock Offered By Selling stockholder	234,332 shares of our Common Stock, including 50,000 that may be issued upon exercise of the Warrant.
Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering.
Nasdaq Capital Market Symbol	SCKT

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RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed in our annual and quarterly reports filed with the Securities and Exchange Commission, all of which are incorporated herein by reference, before deciding to purchase shares of our Common Stock, including the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Reports on Form 10-Q filed subsequent to such Form 10-K, as may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our operations.

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INFORMATION CONTAINED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus or incorporated by reference into it. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus. The selling stockholder listed in this prospectus is offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

FORWARD-LOOKING STATEMENTS

This prospectus, and the information incorporated by reference into this prospectus, contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included in this prospectus, including any statements under “Prospectus Summary” and elsewhere in or incorporated into this prospectus regarding our strategy, future operations, financial position, results of operations, cash flows, prospects, plans and objectives of management, are forward-looking statements. When used in this prospectus, the words “will,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions and variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. Neither we nor the selling stockholder undertakes any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we ultimately may not achieve such plans, intentions or expectations.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and, although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to rely unduly upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

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We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus. Such factors include, among others, the following: our ability to raise sufficient capital to fund our operations; our ability to achieve profitability; developments in the market for our products, including the market for smartphones, mobile computers, and tablets using the operating systems from Apple, Google and Microsoft; developments in our relationships with our strategic partners; and world economic and financial conditions. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

This prospectus relates to the offer and sale from time to time of up to an aggregate of 234,332 shares of our Common Stock for the account of the selling stockholder referred to in this prospectus, including 184,332 shares held by the selling stockholder and 50,000 shares issuable to the selling stockholder upon exercise of the Warrant. We will not receive any of the proceeds from the sale of the shares sold under this prospectus. All proceeds from the sale of the shares will be for the account of the selling stockholder. See “Selling Stockholder” and “Plan of Distribution.”

SELLING STOCKHOLDER

This prospectus relates to the offer and sale from time to time by the selling stockholder identified below of up to an aggregate of 234,332 shares of our Common Stock. The shares of our Common Stock issued and sold (and to be issued and sold upon exercise of the Warrant) to the selling stockholder were offered and sold pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

We do not know when or in what amounts the selling stockholder may offer shares for sale. The selling stockholder may sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholder after completion of this offering. For purposes of the table below, however, we have assumed that the selling stockholder will sell all shares after completion of this offering, and that none of the shares covered by this prospectus will be held by the selling stockholder.

In the table below, beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to shares of our Common Stock. Unless otherwise indicated below, to our knowledge, the selling stockholder has sole voting and investment power with respect to the shares of Common Stock beneficially it owns. The number of shares of Common Stock beneficially owned prior to the offering shown in the table includes (i) all shares held by the selling stockholder prior to the offering, plus (ii) all shares issuable to the selling stockholder upon exercise of the Warrant.

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The following table sets forth the maximum number of shares of our Common Stock to be sold by the selling stockholder. The table also sets forth the name of the selling stockholder and the number of shares of our common stock to be owned by the selling stockholder after completion of the offering.

Throughout this prospectus, when we refer to the “selling stockholder,” we mean the person listed in the table below, as well as any pledgees, donees, assignees, transferees, successors and others who may later hold any of the selling stockholder’s interests, and when we refer to the shares of our Common Stock being offered by this prospectus on behalf of the selling stockholder, we are referring to the shares of our Common Stock held by the selling stockholder or issuable to the selling stockholder upon exercise of the Warrant.

The selling stockholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares of Common Stock since the date as of which the information in the table below is presented. Information about the selling stockholder may change over time.

	Shares Beneficially	Shares Being	Shares Beneficially Owned
	Owned Prior to	Registered for	After Offering
Name	Offering	Resale	Number	Percent (1)
SpringCard SAS	234,332	234,332	0	0%

(1)	Based upon 6,941,384 shares of Common Stock outstanding as of the close of business on March 19, 2021 and calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

PLAN OF DISTRIBUTION

We are registering for resale on behalf of the selling stockholder shares of our Common Stock held by the selling stockholder to that may be issued to the selling stockholder upon exercise of the Warrant after the date of this prospectus. These shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

•	transactions on the Nasdaq Capital Market or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our Common Stock may be listed or quoted at the time of sale;
•	privately negotiated transactions and transactions other than on these exchanges or systems;
•	sale in the over-the-counter market;
•	one or more block transactions, including transactions in which a broker-dealer attempts to sell the shares as agent, but may also position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

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•	ordinary brokerage transactions or transactions in which a broker solicits purchasers;
•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;
•	sales by broker-dealers of shares that are loaned or pledged to such broker-dealers;
•	“at the market” offerings to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	in accordance with pledges to secure or in payment of debt and other obligations, including pledges to brokers or dealers who may from time to time effect distributions of our Common Stock and, in the case of any collateral call or default on such loan or obligation, sales of shares by such pledgees or secured parties;
•	in connection with short sales of our Common Stock and delivery of shares to close out short positions;
•	through distribution by a selling stockholder or its successor in interest to its members, general or limited partners or stockholders (or their respective members, general or limited partners or stockholders);
•	exchange distributions and/or secondary distributions;
•	through the writing of options, whether the options are listed on an options exchange or otherwise;
•	in connection with the writing of non-traded or exchange-traded call options, in hedge transactions or in settlement of other transactions in standardized or over-the-counter options;
•	distributions to creditors of the selling stockholder; or
•	through a combination of the foregoing or any other available means allowable under applicable law.

The selling stockholder and its successors, including their own transferees, pledgees or donees or their successors, may sell the shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers. Discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

We will pay substantially all of the expenses incurred by the selling stockholder incident to the registration of the offering and sale of the securities covered by this prospectus.

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DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 11, 1995, as amended by our Registration Statement on Form 8-A/A filed with the Commission on June 15, 1995, including any subsequently filed amendments and reports updating such description.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California will pass upon certain legal matters relating to the validity of the securities offered hereby.

EXPERTS

Sadler, Gibb & Associates, LLC, independent registered public accounting firm, have audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus and Registration Statement. Our financial statements are incorporated by reference in reliance on Sadler, Gibb & Associates, LLC’s report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus does not contain all of the information included in the Registration Statement. Statements in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed by us with the Commission are not necessarily complete. You should refer to the copies of those documents for a more complete understanding of the matters involved. Each statement concerning these documents is qualified in its entirety by such reference.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, accordingly, file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information are available to the public over the Internet at the Commission’s website at http://www.sec.gov. You can also find these documents through our own website which is located at http://www.socketmobile.com. Information included on our website is not a part of this prospectus or any prospectus supplement.

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INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you in this document by referring you to other filings we have made with the Commission. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Commission may modify or supersede some of this information. In this instance, we are incorporating by reference the documents and information listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the completion of the offering covered by this prospectus:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 23, 2021 (“Form 10-K”).
(2)	The portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed with the SEC on March 23, 2021) that are incorporated by reference into the Form 10-K.
(3)	Our current reports on Form 8-K filed with the Commission on January 27, 2021, February 4, 2021, February 24, 2021 and March 4, 2021 (except to the extent information contained in any of the Forms 8-K is furnished and not filed).
(4)	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on April 11, 1995, as amended by our Registration Statement on Form 8-A/A filed with the Commission on June 15, 1995, including any subsequently filed amendments and reports updating such description.

For the purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to any person, including any beneficial owner, to whom a prospectus is delivered, a copy of any of the information that has been incorporated by reference into this prospectus at no cost upon an oral or written request to:

Socket Mobile, Inc.

39700 Eureka Drive

Newark, CA 94560

Attention: Lynn Zhao

Phone: (510) 933-3016

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234,332 Shares

SOCKET MOBILE, INC.

____________________

COMMON STOCK

____________________

PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

March 23, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The Registrant will bear no expenses in connection with any sale or other distribution by the selling stockholder of the shares being registered, other than the expenses of preparation and distribution of this Registration Statement and the Prospectus included in this Registration Statement. Such expenses are set forth in the following table. All of the amounts shown are estimates, except the SEC registration fee.

Amount To Be Paid
SEC registration fee	$230.35
Legal fees and expenses	10,000.00
Accounting fees and expenses	3,000.00
Total	$13,230.35

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. As permitted by Section 102 of Delaware Law, Article VII of the Registrant’s Certificate of Incorporation and Article VI of the Registrant’s Bylaws provide for indemnification of and advancement of expenses to the Registrant’s directors and officers and authorize indemnification of employees and other agents to the maximum extent permitted by Delaware Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors and certain stockholders.

Pursuant to Section 145(a) of the DGCL, the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the Registrant’s company or is or was serving at the Registrant’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), the Registrant shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The indemnification provisions contained in the Registrant’s certificate of incorporation and bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Registrant will maintain insurance on behalf of the Registrant’s directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 16. Exhibits

Exhibit No.	Exhibit Description
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
10.1*	2021 Technology Transfer Agreement signed on February 26, 2021 (incorporated by reference to Exhibit 9.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 4, 2021).
23.1	Consent of Sadler, Gibb & Associates LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).
24.1*	Power of Attorney (see signature page to this registration statement).
______________
* Previously filed

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Item 17. Undertakings

(a)       The undersigned Registrant hereby undertakes:

(1)               To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)               That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)               That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of in the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)	The undersigned Registrant hereby undertakes that:
(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.
(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newark, State of California, on the 23rd day of March, 2021.

SOCKET MOBILE, INC.

By: /s/ Lynn Zhao___________________

Lynn Zhao

Chief Financial Officer and

Vice President of Finance and Administration

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date
* Kevin J. Mills	President and Chief Executive Officer (Principal Executive Officer), and Director	March 23, 2021

* Charlie Bass	Chairman of the Board	March 23, 2021

* Lynn Zhao	Chief Financial Officer and Vice President of Finance and Administration, (Principal Financial and Accounting Officer) and Director	March 23, 2021

* David W. Dunlap	Director	March 23, 2021

* Ivan Lazarev	Director	March 23, 2021

* Brenton Earl MacDonald	Director	March 23, 2021
* William L. Parnell, Jr.	Director	March 23, 2021

* By: /s/ Lynn Zhao Lynn Zhao Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
10.1*	2021 Technology Transfer Agreement signed on February 26, 2021 (incorporated by reference to Exhibit 9.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 4, 2021).
23.1	Consent of Sadler, Gibb & Associates LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).
24.1*	Power of Attorney (see signature page to this registration statement).
______________
* Previously filed

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